[Individual Registered Index-Linked Annuity Application]

American General	Regular Mail	Overnight Mail
Life Insurance Company	with checks:	with checks:
(AGL)	American General Life	JPM Chase-AGL 100330
Domicile State: Texas	PO Box 100330	2710 Media Center Dr
	Pasadena CA 91189-0330	Building #6 Ste 120
Los Angeles CA 90065-1750
Phone: 800-445-7862
[Address mail to:	without checks:	without checks:	Fax: 818-615-1543
Annuity Service Center]	American General Life	American General Life	Website: corebridgefinancial.com
	PO Box 15570	1050 N Western St	Email: annuityservice@corebridgefinancial.com
	Amarillo TX 79105-5570	Amarillo TX 79106-7011

Consult with your [Financial Professional] to determine if your elections and investment options are appropriate for you. The prospectus and/or your [Financial Professional] can provide further information about elections, including availability, maximum issue age and any applicable fee associated with Benefit Election(s).

The    indicates a required response. Print or type.

1 Product Selection [(Solicitation state indicates the state in which this Application is signed.)]

Product Name	Solicitation state
[Product Name]	(Enter two-character state code)

2 Owner(s) Information (Select one of the following Owner Types and complete this section in its entirety.)

[Owner Type: ☐ Individual ☐ Trust/Trust Date ☐ Custodian ☐ Other

[[Non-naturally owned] Contracts that are accepted include Corporate, Municipal, or Tax-Exempt. Contact the Annuity Service Center prior to submitting this Application to confirm if any other Owner Type will be accepted.]

Owner Name [☐ Male ☐ Female]

Address City State Zip

Birth Date SSN or TIN Phone [Email ]

Joint Owner (if applicable) Name [☐ Male ☐ Female]

Birth Date SSN Relationship to Owner Phone

[Email ]

3 Annuitant(s) Information [☐ Same as Owner (Complete only if different from Owner)]

Annuitant Name [☐ Male ☐ Female]

Address City State Zip

Birth Date SSN Phone [Email ]

Joint Annuitant (if applicable) Name

Birth Date SSN Phone [☐ Male ☐ Female]

[Email ]

ICC24-AGA-228 (5/24)

4 Beneficiary Information

Joint Owners (Joint Annuitants, if Contract is [non-naturally owned]) shall be each other’s sole primary beneficiary and any other beneficiary listed will be designated as “contingent.”

•   If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as “primary.”

•   Multiple beneficiaries will share the death benefit equally, unless otherwise specified, and percentages must total 100%.

•   For [non-naturally owned] Contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.

•   If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

1.	Beneficiary Name ☐ Primary ☐ Contingent

Address City State Zip

Relationship Beneficiary % SSN/TIN Phone

Birth/Trust Date [Email ] [☐ Male ☐ Female]

2.	Beneficiary Name ☐ Primary ☐ Contingent
Address City State Zip
Relationship Beneficiary % SSN/TIN Phone
Birth/Trust Date [Email ] [☐ Male ☐ Female]

☐ Check this box if providing additional beneficiaries on the [Additional Beneficiary Information] form or a separate sheet signed by the Owner.

5 Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment (“investment”) amounts.

Expected Purchase Payment Amount $

Contract Type (new product) Select one Contract Type below.	Source of Funds Indicate source of funds and amount of initial investment below.
☐ Non-qualified	☐ Amount enclosed	$
☐ IRA	☐ 1035 Exchange**	$
☐ Roth IRA	☐ Transfer**	$
☐ SEP	☐ Rollover**	$
	☐ IRA Contribution/IRA Tax Year	$
	☐ Funds coming direct	$
	☐ Other	$
** Complete/submit the Request for Transfer-Exchange form with this Application, unless you check the box next to “Funds coming direct” above.

ICC24-AGA-228 (5/24)

[6 Benefit Elections

Death Benefit Election: A selection must be made below for this Application to be in good order.

☐ Contract Value Death Benefit

☐ Optional Return of Purchase Payment (ROP) (A fee is associated with this election, please review your prospectus for additional information.)]

[7 Allocation Account Options]

[7(a).] Investment Options

Your Purchase Payment will be allocated based on Your investment choices indicated on the required [Allocation Account Election and Transfer Authorization Form].

IMPORTANT: Your [Allocation Account Election and Transaction Authorization Form] must be included with this Application to ensure that your Application is processed immediately.

[7(b). Electronic Delivery Authorization

By selecting “Yes” below, I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my Contract including but not limited to:

•   Regulatory disclosure documents (prospectuses and prospectus supplements for the [registered index-linked annuity] and the allocation account options).

•   Account documents (periodic statements and confirmations);

•   Policy Forms (annuity Contract and applicable endorsements and riders, if permitted by state law);

•   Tax Forms; and

•   Annuity related correspondence (privacy notice and other notices to customers), as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically by email, or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

•   There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•   I must notify [the Company] promptly when my email address changes.

•   I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

•   The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

•   For jointly owned Contracts, both Owners are consenting that the primary Owner will receive information electronically. (Only the primary Owner will receive email notices.)

•   Electronic delivery consent is voluntary, can be revoked at any time and is effective until further notice by the Company or until I revoke it.

Call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

Electronic Delivery Consent: ☐ Yes ☐ No
*Email address:

* Custodially owned Contracts: Provide the Annuitant’s email address. Other [non-natural] Owners (such as trusts): Provide the email address of the authorizing signatory.]

ICC24-AGA-228 (5/24)

[8] Notices and Disclaimers

In some states we are required to advise you of the following: Any person who knowingly presents a false statement in an Application for insurance may be guilty of a criminal offense and subject to penalties under state law.

[USA PATRIOT ACT (This notice is printed in compliance with Section 326 of the USA Patriot Act) IMPORTANT INFORMATION ABOUT PROCEDURES FOR APPLYING FOR AN INSURANCE POLICY OR ANNUITY CONTRACT

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an Application for an insurance policy or annuity Contract. What this means for you: When you apply for an insurance policy or annuity Contract, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.]

[9] Acknowledgements and Signature(s)

[9(a).] Replacement

☐ Yes ☐ No	Do you have any existing life insurance policies or annuity Contracts? (Must check either Yes or No.)

☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policies or annuity Contracts? (Must check either Yes or No.)

Provide the replacement information on the required forms, which can be obtained from your [Financial Professional], and include them with this Application, when applicable.

 [9(b).] Acknowledgements of Owner(s)

I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the annuity Contract. By signing below, I declare the following:[

•   I have received, read, and understand the Buyer’s Guide for Deferred Annuities.]

•   I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable allocation account options, for this [registered index-linked annuity].

•   After consulting with my [Financial Professional] and reviewing the prospectus, I confirm that this [registered index-linked annuity] [and, the Death Benefit Election I selected, which may include additional fees,] is suitable for my objectives and needs. I understand that [the company] issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my [Financial Professional].

•   I have consulted with my [Financial Professional] for advice or recommendations regarding the purchase of this [registered index-linked annuity] Contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.

•   I acknowledge that I have read the current prospectus for this [registered index-linked annuity] carefully and understand their contents.

•   I understand that American General Life Insurance Company will not credit or pay interest earnings, if any, on my purchase payments until all expected purchase payments are received and the Contract has been issued.

•   I UNDERSTAND THAT THE VALUE OF AMOUNTS ALLOCATED TO A SEPARATE ACCOUNT DURING THE ACCUMULATION PERIOD IS NOT GUARANTEED AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE STRATEGY ACCOUNT OPTION(S) THAT I CHOSE. THERE IS A RISK OF LOSS AND LOSS MAY BE GREATER IF WITHDRAWAL, DEATH, BEGINNING AN INCOME PLAN, OR A TOTAL WITHDRAWAL OCCURS BEFORE THE TERM END DATE. THE GAINS MAY BE LIMITED AND ARE NOT GUARANTEED. WHILE INTEREST CREDITED TO THE STRATEGY ACCOUNT OPTION(S) IS BASED IN PART UPON THE CHANGE IN AN EXTERNAL INDEX OR INDICES, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, BOND OR INDEX INVESTMENT. THE INTERIM VALUE MAY REFLECT A NEGATIVE RETURN EVEN IF THERE IS AN INCREASE IN THE INDEX OR INDICES, MAY REFLECT A POSITIVE RETURN EVEN IF THERE IS A DECREASE IN THE INDEX OR INDICES, AND MAY BE LOWER THAN THE AMOUNT AVAILABLE ON THE TERM END DATE.

•   If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there may be more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•   My investment choices were included on the [Allocation Account Election and Transfer Authorization Form], my signature below indicates that I am providing the [Allocation Account Election and Transfer Authorization Form] with this Application.

•   My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief.

ICC24-AGA-228 (5/24)

[For [Financial Professional] use only. Not all options are available; contact your home office with any questions.

☐ Option 1 ☐ Option 2 ☐ Option 3 ☐ Option 4 ☐ Option 5 ☐ Option 6 ☐ Option 7 ☐ Option 8 ☐ Option 9

[Financial Professional] 1% [Financial Professional] 2%

Note: If there are more than two [Financial Professionals], include the information required above, including applicable percentages (must total 100%) among all [Financial Professionals], on a separate document for the remaining [Financial Professional(s)] and submit with this Application.]

[© Corebridge Financial, Inc. All Rights Reserved.]

ICC24-AGA-228 (5/24)